EXHIBIT 17

                                  FORM OF PROXY

IVY SOUTH AMERICA FUND              THIS PROXY IS SOLICITED ON BEHALF
a series of IVY FUND                OF THE BOARD OF TRUSTEES

         The undersigned, having received Notice of the June 27, 2000 Special Meeting of Shareholders of Ivy South America Fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Proxy Statement/Prospectus, hereby appoints
C. William Ferris, Keith J. Carlson, and Paula K. Wolfe, and each of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on June 27, 2000 at 10:00 a.m. Eastern time, and any adjournments or postponements thereof.

PLEASE INDICATE VOTE ON OPPOSITE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                               Dated: __________________, 2000

                                               Please sign name or names as
                                               appearing  on proxy and return
                                               promptly in the enclosed  postage
                                               -paid  envelope. If signing
                                               as a representative, please
                                               include capacity.

                                               [Name, address]

                                               ------------------------------
                                               Signature(s) of Shareholder(s)

[REVERSE SIDE OF CARD]

Please indicate your vote by filling in the appropriate box below, using blue or black ink or dark pencil (do not use red ink). This proxy will be voted in accordance with your specifications. If no specification is made, this proxy will be voted in favor of the Proposal.

                                                  For    Against    Abstain

PROPOSAL:    Approval of the Agreement
             and Plan of Reorganization
             between the Trust, on behalf
             of the Fund, and the Trust,
             on behalf of Ivy Developing
             Markets Fund, as set forth in
             the Proxy Statement/Prospectus.


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE DO NOT FORGET TO SIGN THE OTHER SIDE OF THIS CARD.